Exhibit 16.1




March 8, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

      RE:   NuWay Energy, Inc.
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            33-43423

Dear Sirs:

We have read Item 4 of NuWay Energy, Inc. Form 8-K, dated March 8, 2002 and are in agreement with the statements contained therein as they relate to us.



Very truly yours,

/s/ HEIN + ASSOCIATES LLP


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